FIBROCELL SCIENCE

Rodman & Renshaw®

Annual Global Investment Conference

SPONSORED BY

HCW

H.C.WAINWRIGHT&CO.

September 10, 2013 Exhibit 3.1

This presentation includes statements that are “forward-looking statements.” Forward-looking statements include, without limitation, our ability (i) to timely commence and complete our clinical programs,(ii) to successfully genetically modify the fibroblast cell to treat patients who have collagen deficient diseases, (iii) to successfully leverage our relationships with UCLA and MIT to develop new applications, and (iv) to adopt technologies that will dramatically reduce manufacturing time, complexity, and labor costs for our cell therapies. While management has based any forward-looking statements contained in the presentation on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of
Fibrocell Science’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Item 1A.
Risk Factors” in Fibrocell Science’s most recent Form 10-K filing, as updated in “Item 1A. Risk Factors” in Fibrocell
Science’s most recent Form 10-Q filing. In addition, Fibrocell Science operates in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. Fibrocell Science disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement. You are also urged to carefully review and consider the various disclosures in Fibrocell Science’s most recent annual report on Form 10-K, our most recent Form 10-Q as well as other public filings with the SEC since the filing of Fibrocell Science’s most recent annual report.
Forward Looking Statement

Investment Highlights
•
Cutting-edge leader in autologous cell therapy
–
Developing first-in-class autologous fibroblast “personalized” medical applications
•
Proven ability to navigate the regulatory process and obtain FDA approval
–
FDA approved lead product - BLA for LAVIV® (azficel-T), a premium aesthetic
•
Demonstrated ability to manufacture autologous therapy for commercial use
•
Robust pipeline for unmet medical applications with significant addressable markets
–
Advancing additional applications of LAVIV® in large markets (e.g., restrictive burn scarring, vocal cord scarring and acne scarring)
•
Strategic collaboration with Intrexon Corp. (NYSE: XON) focusing on genetically-modified autologous fibroblast cells
Developing therapeutic options for the localized treatment of orphan skin diseases and moderate to severe psoriasis
•
Developing skin-derived MSCs and more efficient conversion of adult human skin cells to iPSCs through UCLA/MIT collaboration
•
Strong cash position with approximately $21 million as of June 30, 2013 and no debt

•
Most common cells of connective tissue
•
Produce collagen and extracellular
matrix proteins, which form
infrastructure of tissue
•
Produce growth factors and other
cytokines that aid in cell signaling and
wound repair
Fibroblast Cells

Positioned as premium aesthetic
First and Only in New Class – personalized autologous aesthetic
Replaces a person’s own fibroblast cells
LAVIV has received national recognition
Allure magazine ‘Breakthrough Award’
Wall Street Journal Technology Innovation Awards
Edison Awards Silver Winner in Aesthetics of Science/Medical
Category
LAVIV®
(azficel-T)
Baseline 6 Months Post-Treatment
Photographs from Fibrocell Science - LAVIV pivotal study

Strategic Focus: Unlocking the Potential
of the Autologous Fibroblast Cell
Genetically-
Modified HDFs for
the most common
autoimmune skin
disease
UCLA/MIT
Collaboration
Autologous
Fibroblasts
• Restrictive Burn Scarring
• Vocal Cord Scarring
• Acne Scarring
• Recessive Dystrophic
Epidermolysis Bullosa (RDEB)
• Morphea
• Cutaneous Eosinophilias
• Localized treatment for
moderate to severe
Psoriasis
• Focused on autologous
skin-derived MSCs and
more efficient
conversion of adult
human skin cells to iPSCs
Genetically-
Modified HDFs
for orphan skin
diseases
Label Extension
for LAVIV®
(azficel-T)

Clinical
Project Timelines
Indication 2H2013 1H2014 2H2014 1H2015 2H2015 1H2016 2H2016
Burn Scar (azficel-T)
Vocal Fold (azficel-T)
RDEB –
Orphan
Indication (Intrexon)
Three Autoimmune
Disorder Targets –
2 Orphan Indications
and the Most
Common Autoimmune
Skin Disease
(Intrexon)
MSCs & iPSCs
(UCLA/MIT)
Phase II Primary Endpoint
Phase II Primary Endpoint
Product Optimization
and PoC Studies
Characterization
Pre-Clinical
Expansion
Product Optimization and
PoC Studies
Pre-Clinical
1
Major Publication Milestones
2
Major Advance Successful Candidates
Phase III
1
BLA Process
BLA Process
Phase I
Phase I
IND Filing
Phase II/III
1
IND Filing
1
1 1
1
1
1
1, 2 1, 2
1

Phase III

8 LAVIV® (azficel-T) Label Extension Opportunity

Scarring: Azficel-T Label Extensions
Fibrocell Scarring Pipeline:
Annual Addressable Market Opportunity
•
Restrictive Burn Scarring (U.S. only):
- 40,000 hospitalized burn victims in 2012
(1)
- Total excludes military burn injuries
- Assumption of 25% treated
(2)
- Assumption of pool of patients available includes
the previous 3 years
(1)
American Burn Association http://www.ameriburn.org/
(2) Fibrocell internal estimates
(3) Fibrocell estimates based on current pricing and estimated average volumes of azficel-T used to treat patients with these conditions; prices are subject to change and variation
(4) Cohen, (2010); Dailey et al. (2007); Roy et al. (2005); Poels et al. (2003); Koufman and Isaacson (1991); Painter (1990); Bouchayer et al. (1985); Laguaite (1972)
(5)
Acne Resource Center. www.acne-resource.org
•
Vocal Cord Scarring (U.S. only):
- 200,000-700,000 patients with VCS
(4)
- Assumption of 10% treated
•
Acne Scarring (U.S. only):
- 20 million patients with severe acne that could cause scarring
(5)
- Every 50,000 patients represents $750 million addressable market
(3)
Acne Scarring
$750M
(3)
Vocal Cord
Scarring
$240M-$840M
(3)
Restrictive Burn
Scarring
$776M
(3)

Restrictive Burn Scarring Overview

%TBSA Percent
0.1-9.9
73.8%
10-19.9
16.8%
20-29.9
5.0%
30-39.9
2.1%
40-49.9
1.0%
(1) www.ameriburn.org;  Goodis. J and E.d. Schraga. Burns, thermal.  eMedicine Journal
(2) American Burn Association. National Burn Repository®. 2012 Report. Dataset Version 8.0. Data collected from reporting burn facilities over a ten year period (Jan 2002 – Jan 2011). Patient total: 140,009.
%TBSA Percent
50-59.9 0.5%
60-69.9 0.4%
70-79.9 0 .2%
80-89.9 0 .1%
90-99.9 < 0.1%
• No FDA approved therapeutics
• Potential indication for unmet medical need:
• 60% of cases treated at 127 U.S. burn centers
• Extent of burn injury: Total Body Surface Area (%TBSA)
(2)
affected
- 90% of burn patients experience burns on < 20% of TBSA
40,000 yearly hospitalizations for severe burns
(1) (excluding military and existing victims)

•
Phase II Trial: Double-blind, randomized, placebo-controlled, 21 subjects
•
Subjects:
Unilateral restrictive burn scars of a jointed area
20-50% restriction in normal range of motion
•
Measurement Scales:
Range of Motion Measurement
Brief Pain Index
Scar Appearance
•
Phase II Clinical Study initiated in 2Q 2013; efficacy data expected mid-2014
Restrictive Burn Scarring Status

Pre-Treatment 12 Months Post-Treatment
• Full range-clench
14 Months Post- Treatment
• Fine finger movement
Before                   After
Six Months Post Treatment
(2)
:
• Full range of neck rotation, and pain free
• Patient has stopped all analgesics
• Discarded cervical collar
Feb 1, 2006              August 11, 2006
(1)
(1) Inglefield Acute Burn Final AAD Poster 3102 Jan 25 08, Courtesy of Chris Inglefield.
(2) Case Study Photographs
Restrictive Burn Scarring
Results from Open-Label Case Studies

(1)
Chhetri, Dinesh, Injection of Cultured Autologous Fibroblasts for Human Vocal Fold Scars. The Laryngoscope 121(4) : 785-792, 2011.
Vocal Cord Scarring Overview

•
No FDA approved therapeutics
•
Most commonly encountered finding
is loss of voice
Due to surgery, radiation therapy,
vocal cord trauma and idiopathic
causes
•
Positive pilot study results published in peer-reviewed journal
The
Laryngoscope,
2011 (1)

•
Phase II protocol cleared by FDA
•
Estimated initiation of trial 2H 2013, once IRB approval is received
•
Efficacy data expected in 2H 2014
•
Proposed trial design: Double-blind, randomized, placebo-controlled,
20 subjects
•
Proposed Endpoints:
Absolute change from baseline in mucosal wave grade using
videostroboscopy
Absolute and % change from baseline in the Voice Handicap
Index (VHI)
Vocal Cord Scarring Status

Perceptual analysis using the GRBAS scale (Grade of dysphonia, oughness, reathiness, sthenia, train) R
B A S

Acne Scarring Overview
•
No FDA approved therapeutics
•
Permanent discoloration and/or indentation of the skin as a result of moderate to severe acne
•
Completed one Phase II study
-
Results published in peer-reviewed journal Dermatologic Surgery:
•
Currently in discussions with FDA on path forward
http://onlinelibrary.wiley.com/doi/10.1111/dsu.12204/pdf

•
Efficacy
- Statistically significant number of
responders in subject and
evaluator assessments at four
months
•
Safety
- Most common adverse events:
erythema (11.1%), swelling
(10.1%); all were mild or
moderate in severity
Acne Scarring Phase II Study Results
Includes initial treatment only.
Note: Photos from Fibrocell clinical studies.
Before            After

Intrexon Collaboration Focus: First-in-Class Treatments for Orphan Skin Diseases and the Most Common Autoimmune Skin Disease 17

• Leverage Fibrocell’s fibroblast technology with Intrexon’s synthetic biology platforms, UltraVector® and RheoSwitch®, creating personalized medicine for hard to treat skin diseases
•
GM autologous fibroblasts for recessive dystrophic epidermolysis bullosa (RDEB), a debilitating rare genetic blistering disease
•
GM autologous fibroblasts with therapeutic gene(s) of interest for the localized treatment of autoimmune skin diseases (non-systemic), addressing the underlying cause of these diseases and providing relief of symptoms on the skin’s surface
• Potential advantages of this approach:
-
Autologous therapy is believed to reduce rejection concern
-
The fibroblast cellular engine may provide more control and sustained delivery of protein targets
-
Non-integrating plasmids may have an improved level of safety since DNA is not combined with the host cell genetic material, and therefore may be viewed more favorably by FDA and NIH Recombinant DNA Advisory
Committee (RAC)
Collaboration Highlights

Skin Diseases: Large Addressable
Market Opportunity
Based on annual addressable market:
•
$1.7-$3.4 billion: moderate to severe psoriasis,
the most common autoimmune skin disease
(1,2,3,4)
•
$120-$140 million: cutaneous eosinophilias
(5,6)
•
$300-$350 million: morphea (localized
scleroderma)
(7,8)
•
$560 million-$2.2 billion: Recessive Dystrophic
Epidermolysis Bullosa (RDEB)
(9,10,11, 12)
•
Total Addressable Market: $2.68-6.09 Billion
Cutaneous
Eosinophilias
$120-$140
million

Moderate to
Severe
Psoriasis
$1.7-$3.4 billion
RDEB
$560 million-
$2.2 billion
Morphea
$300-$500
million
(1)
National Psoriasis Foundation, “About Psoriasis” Available at: http://www.psoriasis.org/about-psoriasis. Accessed June 27, 2013.
(2)
PhotoMedex, Inc., “Severity of Psoriasis” Available at: http://xtracnow.com/physicians/psoriasis_stats.htm/
Accessed June 27, 2013.
(3)
Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol 2010;146(1):46-54.
(4)
Stern et al. “Psoriasis Is Common, Carries a Substantial Burden Even When Not Extensive, and Is Associated with Widespread Treatment Satisfaction” J Investig Dermatol Symp 2004;9:136-139.
(5) Cutaneous eosinophilias represent a family of more than 30 different conditions ranging from eosinophilic cellulitis (Wells’ syndrome) to eosinophilic dermatosis and eosinophilic fasciitis.  The prevalence varies based on which conditions are targeted for treatment.  It could be as low as a few hundred patients (Wells’ syndrome and eosinophilic fasciitis) to thousands of patients (Duhring disease, which affects 15% to 25% of celiac patients).
We chose 4,000 patients based on the Fibrocell press release dated July 1, 2013.
(6) Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol 2010;146(1):46-54.  We assume that the cutaneous eosinophilias indication will command a higher price than the psoriasis indication due to the need for new treatment options, the frequency of treatment, and the severity of the condition.
(7) Kaplan et al. “Localized Fibrosing Disorders –
Linear Scleroderma, Morphea, and Regional Fibrosis” eMedicine
March 6, 2013.
(8)
Beyer et al. “Recent Trends in Systemic Psoriasis Treatment Costs” Arch Dermatol 2010;146(1):46-54.  We assume that the morphea indication will command a higher price than the psoriasis indication due to the need for new treatment options, the frequency of treatment, and the severity of the condition.
(9)
Stanford School of Medicine, “Epidermolysis Bullosa Clinic Frequently Asked Questions” Available at: http://dermatology.stanford.edu/gsdc/eb_clinic/eb-faqs.html. Accessed July 11, 2013.
(10)
The Dystrophic Epidermolysis Bullosa Research Association of America (DEBRA), “About EB” http://www.debra.org/abouteb. Accessed July 11, 2013.
(11)
Herper, Matthew. “How A $440,000 Drug Is Turning Alexion Into Biotech‘s New Innovation Powerhouse.” Forbes. 5 September 2012
(12) The price range represents the price potential for a new therapy for a severe ultra rare disease based on currently marketed rare disease therapies such as Soliris® (eculizumab - ~$400,000/year), Elaprase® (idursulfase -
~$375,000/year), Naglazyme® (galsulfase - ~$365,000/year), Myozyme® (alglucosidasealfa - ~$300,000/year), and Fabrazyme® (agalsidase beta - ~$200,000/year).

FIBROCELL SCIENCE

Epidermis
Dermal-Epidermal Junction (DEJ)
Collagen XVII
Lamina lucida
Collagen IV
Lamina densa
Collagen VII
Fibroblast
Dermis

Design
Build
Test
Learn

•
RDEB is a skin condition characterized primarily by the
formation of blisters over widespread areas of the body
•
RDEB results from a mutation in the COL7A1 gene which
encodes for type VII collagen – the main component of
connective and fibrous tissues
•
A genetically modified (GM) fibroblast upregulated to produce
Collagen VII in a controlled manner for localized treatment
•
Autologous dermal fibroblast transfected with a non-integrating plasmid vector containing the gene for COL7A1
RDEB: Unique Approach

Image from: www.platinumskincare.com
RheoSwitch®
Enzyme
Inhibitor
LS LS CP CP
Gene Program Gene Program
(single gene or (single gene or
multigenic) multigenic)
Growth Growth
Factor Factor
UE TL IP
Vector
Backbone
© 2013 Intrexon Corp.  All rights reserved.
Att
Site®

Autoimmune Skin Diseases

• Rare and serious autoimmune skin diseases that manifest on the skin
–
Morphea Profunda (orphan)
–
Cutaneous Eosinophilias (orphan)
–
Psoriasis (most common autoimmune skin disease)
• Treatment is typically systemic
–
Steroids
–
Methotrexate
• Systemic treatments have significant side effects
• Treatment localized to the affected site is preferred for patient so not to impact the immune system as a whole, creating new health issues
• Proposed drug candidate:
–
Genetically modified fibroblast using vector designed with a gene controlled by
Intrexon’s RheoSwitch Therapeutic System® (RTS®) Technology
–
Topical activator directed at target site allows for localized vs. systemic treatment

The RheoSwitch Therapeutic System®:
Key for Autoimmune Diseases
Att
Site®
RheoSwitch®
Enzyme Enzyme
Inhibitor Inhibitor
LS LS CP CP
Gene Program Gene Program
(single gene or (single gene or
multigenic)  multigenic)
Growth Growth
Factor Factor
UE UE TL TL IP IP
Vector
Backbone
Intrexon proprietary on/off biologic switch, incorporated into an UltraVector®
designed vector
Three-component transcriptional regulator that provides inducible gene expression
Maintains gene program in inactive state until patient takes a pill or topically applies a compound containing a small molecule ligand
Ability to not only express proteins/enzymes, but also ability to control level and timing of expression
Demonstrated highly controllable expression both in vivo
and ex vivo
© 2013 Intrexon Corp.  All rights reserved.

Cutaneous Eosinophilias:
Unique Approach

Att
Site®
RheoSwitch®
Enzyme Enzyme
Inhibitor Inhibitor
LS LS CP CP
Gene Program Gene Program
(single gene or (single gene or
multigenic)  multigenic)
Growth Growth
Factor Factor
UE UE TL TL IP IP
Vector
Backbone
© 2013 Intrexon Corp.  All rights reserved.
The goal is to treat CE locally (non-systemic) using the autologous fibroblast as a delivery vehicle for multiple gene targets to reduce the underlying cause of inflammation (accumulation of eosinophils) plus providing symptom relief on the skin’s surface. The RheoSwitch®
platform helps to control the level and timing of the expression of the gene.

Morphea: Unique Approach
•
The goal is to treat morphea locally (non-systemic) using the autologous fibroblast as a delivery vehicle for multiple gene targets to reduce the underlying cause (accumulation of
collagen) plus
providing symptom relief on the skin’s surface.
The RheoSwitch® platform helps to control the level and timing of the expression of the gene.

Att
Site®
RheoSwitch®
Enzyme
Inhibitor
LS CP
Gene Program
(single gene or
multigenic)
Growth
Factor
UE TL IP
Vector
Backbone
© 2013 Intrexon Corp.  All rights reserved.

Psoriasis: Unique Approach
•

© 2013 Intrexon Corp.  All rights reserved.
RheoSwitch®
Att
Site®
Gene Program
(single gene or
multigenic)
IP
Enzyme
Inhibitor
LS CP
Growth
Factor
UE TL
Vector
Backbone
The goal is to treat psoriasis locally using the autologous fibroblast as a delivery vehicle for multiple gene targets to address the
overproduction of new skin cells, the underlying cause of the disease plus providing symptom relief on the skin’s surface. The RheoSwitch®
platform helps to control the level and timing of the expression of the gene.

UCLA/MIT Collaboration: Autologous Skin-derived Stem Cell and Skin-derived iPSCs 26

• Mesenchymal Stem Cell (MSC)
Previously confirmed the presence of MSC cells in cell suspension of
LAVIV®
(azficel-T) and currently continuing research to develop
personalized therapeutics using autologous skin-derived MSCs.
The next step is expansion to clinical grade populations and pre-clinical testing, alongside BMP2 secretion, for in vivo osteogenic applications such as for cervical spinal fusion for degenerative disc disease (DDD), where there is a major unmet clinical need for a safer fusion approach than the current standard of practice using recombinant BMP2. If successful, would result in valuable IP with significant
commercialization potential for this dermal MSC/BMP2 secretion technology.

Skin-derived Stem Cell and iPSC
Collaboration

FIBROCELL SCIENCE

Ucla

Eli and Edythe Broad Center of Regeneration Medicine and Stem Cell Research

Massachusetts Institute of Technology

• Induced Pluripotent Stem Cells (iPSCs)
Previously identified method to “screen and clean” human iPSCs for personalized therapeutic applications and identified small molecules that may enhance the reprogramming of iPSCs using safer (synthetic mRNAs) based approaches.
We are continuing to investigate novel technologies to increase the efficiency, safety and efficacy of converting skin cells into iPSCs.
We have an ongoing scientific initiative (CIDMOD.org) dedicated to moving dermal derivatives into human clinical trials and multiple CIDMOD-sponsored funding proposals are currently being considered at the State and Federal level.
Awe, et. al. 2013 reports that BAY11 acts to stabilize and enhance the expression of OCT4 when introduced to a skin cell using a vector; may provide a more stable method for iPSC reprogramming.
Awe, et. al. 2013: Generation and characterization of transgene-free human induced pluripotent stem cells and conversion to putative clinical-grade status.
http://stemcellres.com/content/4/4/87/abstract
Skin-derived Stem Cell and iPSC
Collaboration

Financials 29

•
Cash position of approximately $21 million as of June 30, 2013
•
$45 million private capital raise completed in October 2012; institutional investors led by an affiliated fund of Third Security, LLC, an investment firm founded by R.J. Kirk
•
Clean capital structure
No preferred shares
No debt
Financial Information

Summary
•
Cutting-edge leader in autologous cell therapy
–
Developing first-in-class autologous fibroblast “personalized” medical applications
•
Proven ability to navigate the regulatory process and obtain FDA approval
–
FDA approved lead product - BLA for LAVIV® (azficel-T), a premium aesthetic
•
Demonstrated ability to manufacture autologous therapy for commercial use
•
Robust pipeline for unmet medical applications with significant addressable markets
–
Advancing additional applications of LAVIV® in large markets (e.g., restrictive burn scarring, vocal cord scarring and acne scarring)
•
Strategic collaboration with Intrexon Corp. (NYSE: XON) focusing on genetically-modified autologous fibroblast cells
Developing therapeutic options for the localized treatment of orphan skin diseases and moderate to severe psoriasis
•
Developing skin-derived MSCs and more efficient conversion of adult human skin cells to iPSCs through UCLA/MIT collaboration
•
Strong cash position with approximately $21 million as of June 30, 2013 and no debt